CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      DWFCM INTERNATIONAL ACCESS FUND L.P.

                  ---------------------------------------------

               PURSUANT TO SECTION 17-202 OF THE DELAWARE REVISED

                         UNIFORM LIMITED PARTNERSHIP ACT

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The undersigned, for the purpose of amending the Certificate of Limited
Partnership of DWFCM International Access Fund L.P. filed with the Secretary of State of Delaware on October 23, 1993, does hereby certify as follows:

            First. Name of Limited Partnership. The name of the limited partnership is DWFCM International Access Fund L.P.

            Second. Amendment. Article 1. of the Certificate of Limited Partnership is amended to read in full as follows:

            "1. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Charter DWFCM L.P."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Limited Partnership as of the 11th day of October, 2000.

                               DEMETER MANAGEMENT CORPORATION,
                                 General Partner

                              By:  /s/       Robert E.Murray
                                  ----------------------------
                                             Robert E. Murray
                                             President